                                                                EXHIBIT 99(D)(2)

                  NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
               COMMON STOCK OF THE KOREAN INVESTMENT FUND, INC.
              SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                      AND THE OVER-SUBSCRIPTION PRIVILEGE

               The Korean Investment Fund, Inc. Rights Offering

  As set forth in the Fund's Prospectus dated September 19, 1995 (the "Prospectus") under "The Offer--Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of The Korean Investment Fund, Inc. Common Stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. New York City time on October 20, 1995 (the "Expiration Date")*. The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

                          The Subscription Agent is:

                      STATE STREET BANK AND TRUST COMPANY

     BY FACSIMILE:                     BY EXPRESS MAIL OR OVERNIGHT COURIER:                      BY HAND:
(TELECOPIES)                           State Street Bank and Trust Company                State Street Bank and
(617) 774-4519                         Corporate Reorganization Dept.                     Trust Company
Confirm by telephone                   Two Heritage Drive, MB2                            Corporate Reorganization Dept.
(617) 774-4511                         North Quincy, Massachusetts 02171                  225 Franklin Street--Concourse Level
                                       U.S.A.                                             Boston, Massachusetts  02110
                                                                                          U.S.A.

                                                                                                   or
  BY MAIL OR EXPRESS MAIL:                                                               State Street Bank and Trust Company
State Street Bank and Trust Company                                                      Corporate Reorganization Dept.
Corporate Reorganization Dept.                                                           61 Broadway--Concourse Level
P.O. Box 9061                                                                            New York, New York 10006
Boston, Massachusetts 02285-8686                                                         U.S.A.
U.S.A.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA
    A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT
                         CONSTITUTE A VALID DELIVERY.

  The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.* The Subscription Certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date* to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

                           (continued on other side)

--------
* Unless extended by the Fund.

                                   GUARANTEE

  The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day (October 25, 1995) after the Expiration Date (October 20, 1995, unless extended) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for on Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

1.  Primary
    Subscription                                   Number of Primary Shares
                                                   requested for which you         Payment to be made
                         Number of Rights          are guaranteed delivery of      in connection with
                         to be exercised           Rights and Payment              Primary Shares

                                   Rights                          Shares          $ __________________
                                                   (Rights divided by 3)

2.  Over-Subscription                              Number of Over-                 Payment to be made
                                                   Subscription Shares             in connection with
                                                   requested for which you         Over-Subscription
                                                   are guaranteeing payment        Shares

                                                                   Shares          $ __________________

3.  Totals               Total Number of
                         Rights to be Delivered

                                   Rights                                          $ __________________
                                                                                   Total Payment

Method of Delivery of Rights   A. Through The Depository Trust Company ("DTC")*
(circle one)                   B. Direct to the Subscription Agent


  Please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to State Street Bank and Trust Company a Nominee Holder Over-Subscription Certification.

_____________________________________     _____________________________________
Name of Firm                              Authorized Signature


_____________________________________     _____________________________________
Address                                   Title


_____________________________________     _____________________________________
Zip Code                                  Name (Please Type or Print)


_____________________________________

Name of Registered Holder
(If Applicable)


_____________________________________     _____________________________________
Telephone Number                          Date

* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.

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